Exhibit 10.39

***Text Omitted and Filed Separately
with the Securities and Exchange Commission.
Confidential Treatment Requested
Under 17 C.F.R. Sections 200.80(b)(4)
and 240.24b-2.

FIFTH AMENDMENT
TO THE
COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

THIS FIFTH AMENDMENT TO THE COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the “Fifth Amendment”) is entered into as of October 29, 2006 (the “Fifth Amendment Effective Date”) by and between SENOMYX, INC. (“Senomyx”), a Delaware corporation, having a principal place of business at 11099 North Torrey Pines Road, La Jolla, California 92037, and KRAFT FOODS GLOBAL, INC., a Delaware corporation (“Kraft”) having offices at 801 Waukegan Road, Glenview, IL 60025.

WHEREAS, Senomyx and Kraft entered into that certain Collaborative Research and License Agreement dated as of December 6, 2000, as amended by that certain First Amendment dated May 2, 2002, that certain Second Amendment dated April 29, 2005, that certain Third Amendment dated July 29, 2005, that certain Fourth Amendment dated December 9, 2005 and that certain Amended and Restated Fourth Amendment dated December 9, 2005 (collectively, the “Agreement”);

 WHEREAS, within […***…] days of the Fifth Amendment Effective Date, Senomyx shall submit to Kraft a written report regarding […***…], which the Steering Committee has determined to be reasonable within the meaning of Section 3.1.1(C)(ii), thereby completing Senomyx’s obligations under the […***…] Phase (capitalized terms used but not otherwise defined in this Fifth Amendment shall have the meanings given such terms in the Agreement); and

WHEREAS, in recognition of Senomyx’s completion of its obligations under the […***…], Senomyx and Kraft wish to amend the Agreement to shift the remaining research funding from the […***…] Phase to the […***…] Phase;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants, representations and agreements set forth below, the parties hereby agree to amend the Agreement as follows:

1.                                      Senomyx, within […***…] days of the Fifth Amendment Effective date, shall submit to Kraft a written report regarding […***…]. Upon receipt thereof by Kraft, the parties agree that Senomyx’s obligations under the […***…] Phase shall be completed pursuant to Section 3.1.1(C) of the Agreement.  The parties’ rights and obligations with respect to the […***…] Phase of the Collaborative Program under Sections 3, 9 and 10 of the Agreement will continue only with respect to […***…].

2.                                      Pursuant to Section 9.2(B) of the Agreement, Kraft will pay Senomyx a milestone payment of […***…] within […***…] days of the Fifth Amendment Effective Date.

3.                                      Section 3.1.1(B) of the Agreement is hereby amended and restated as follows:

***Confidential Treatment Requested

“During the Collaborative Period which will continue through […***…] for the […***…] Phase, Kraft will evaluate […***…] and may select […***…] for further development by notifying Senomyx of such selection in writing on or before expiration of the Collaborative Period.  Upon such notification, […***…] will become a […***…] Compound.”

4.                                      Section 9.1 of the Agreement is hereby modified such that all research funding from the […***…] Phase is shifted to the […***…] Phase as of the Fifth Amendment Effective Date.  Accordingly, beginning on December 9, 2006 and through the end of the December 8, 2007, Kraft will pay Senomyx at an annual rate of […***…] for the […***…] Phase.  From December 9, 2007, Kraft will pay Senomyx at an annual rate of […***…] through the end of the Collaborative Period for the […***…] Phase.  These payments will be made […***…] and on an […***…], provided that, with respect to the change in funding rate, payments for any period at a particular funding rate for less than one […***…] of the Collaborative Period will be based on the pro rata portion of the […***…] installment based on the actual number of days in such […***…] at the applicable funding rate. Kraft shall have the right to terminate the […***…] Phase of the Agreement by providing Senomyx with thirty (30) days advance written notice prior to the second anniversary date (December 9, 2007) of the Effective Date of the Restated Fourth Amendment  (the “No Go Notification”).

5.                                      Except as specifically amended by this Fifth Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

6.                                      This Fifth Amendment will be governed by the laws of the State of California, as such laws are applied to contracts entered into and to be performed entirely within such State.

7.                                      This Fifth Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, through their authorized officers, have executed this Fifth Amendment as of the Fifth Amendment Effective Date.

SENOMYX, INC.		KRAFT FOODS GLOBAL, INC.

By:	/s/ Kent Snyder	By:	/s/ Todd Abraham

Name: Kent Snyder		Name: Todd Abraham
Title: President and Chief Executive Officer		Title: VP Global Research & Technology Strategy

Date:	October 31, 2006	Date:	November 6, 2006

***Confidential Treatment Requested